                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                           JETBLUE AIRWAYS CORPORATION

                            (a Delaware corporation)

                            PASS THROUGH CERTIFICATES

                             UNDERWRITING AGREEMENT

            November 7, 2006

                                                                November 7, 2006

Morgan Stanley & Co. Incorporated

    As representative of the several
    Underwriters named in
    Schedule I hereto
    (the "REPRESENTATIVE")

c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

            JetBlue Airways Corporation, a Delaware corporation (the "COMPANY"), proposes that Wilmington Trust Company, a Delaware banking corporation, as pass through trustee (a "TRUSTEE") under the Class G-1 Trust and the Class B-1 Trust
(each as defined below), issue and sell to the several underwriters named in
Schedule I hereto the JetBlue Airways (Spare Parts) Pass Through Certificates,
Class G-1 (the "CLASS G-1 CERTIFICATES") and the JetBlue Airways (Spare Parts)
Pass Through Certificates, Class B-1 (the "CLASS B-1 CERTIFICATES" and, together with the Class G-1 Certificates, the "OFFERED CERTIFICATES") in the aggregate face amounts and with the interest rates and final expected distribution dates set forth on Schedule II hereto on the terms and conditions stated herein.

            The Offered Certificates will be issued pursuant to two separate pass through trust agreements, each to be dated as of November 14, 2006, between the Company and the Trustee (the "PASS THROUGH TRUST AGREEMENTS"). The Pass
Through Trust Agreements relate to the JetBlue Airways (Spare Parts) Pass
Through Trust, Class G-1 (the "CLASS G-1 TRUST"), and the JetBlue Airways (Spare
Parts) Pass Through Trust, Class B-1 (the "CLASS B-1 TRUST" and together with the Class G-1 Trust, the "TRUSTS").

            The Offered Certificates will represent interests in Class G-1 Trust and Class B-1 Trust established to fund the purchase of Series G-1 equipment notes (the "SERIES G EQUIPMENT NOTES") and the Series B-1 equipment notes (the
"SERIES B EQUIPMENT NOTES" and, together with the Series G Equipment Notes, the
"EQUIPMENT NOTES"), respectively, to be issued by the Company. The Equipment
Notes will be issued under an Trust Indenture and Mortgage, dated as of the
Issuance Date, between Wilmington Trust Company, as trustee and mortgagee (the
"MORTGAGEE"), and the Company (including any Supplements thereto, the
"INDENTURE"). On the Issuance Date, the Trustees will use the proceeds from the sale of the Offered Certificates to purchase the Equipment Notes pursuant to the
Series G-1 and B-1 Note Purchase Agreement, dated as of the Issuance Date, among the Company, the Mortgagee and the Trustees and the Subordination Agent (the
"NOTE PURCHASE AGREEMENT"). The Equipment Notes will be secured by a lien on
Collateral (as defined in the Indenture), which includes certain aircraft spare parts and related assets owned by the Company. The Company will grant a security interest in the

Collateral to the Mortgagee pursuant to the Indenture. In addition, on the
Issuance Date, the Company will enter into a Collateral Maintenance Agreement with the Policy Provider and the Mortgagee with respect to the Collateral (the
"COLLATERAL MAINTENANCE AGREEMENT").

            Certain amounts of interest payable on the Offered Certificates issued by the Class G-1 Trust will be entitled to the benefits of a primary liquidity facility and an above-cap liquidity facility. Landesbank
Hessen-Thuringen Girozentrale, New York Branch (the "PRIMARY LIQUIDITY
PROVIDER") will enter into a revolving credit agreement with respect to the
Class G-1 Trust (the "PRIMARY LIQUIDITY FACILITY"), to be dated as of the
Issuance Date for the benefit of the holders of the Offered Certificates issued by the Class G-1 Trust. Morgan Stanley Capital Services Inc. (the "ABOVE-CAP
LIQUIDITY PROVIDER") will enter into an interest rate cap agreement (the
"ABOVE-CAP LIQUIDITY FACILITY"), to be dated as of the Issuance Date for the benefit of the holders of the Offered Certificates issued by such Trust, and the
Liquidity Guarantor will issue a guarantee, to be dated as of the Issuance Date, in connection with the Above-Cap Liquidity Facility (the "ABOVE-CAP GUARANTEE").

            The Primary Liquidity Provider, the Above-Cap Liquidity Provider,
MBIA Insurance Corporation, as provider of the Policies referred to below (in such capacity, the "POLICY PROVIDER"), and the holders of the Offered
Certificates will be entitled to the benefits, and subject to the terms, of an
Intercreditor Agreement to be dated as of the Issuance Date (the "INTERCREDITOR
AGREEMENT") among the Trustee, Wilmington Trust Company, as subordination agent and trustee thereunder (the "SUBORDINATION AGENT"), the Primary Liquidity
Provider, the Above-Cap Liquidity Provider, the Policy Provider and the
Additional Primary Liquidity Provider(s), Additional Above-Cap Liquidity
Provider(s) and Additional Policy Provider(s), if any, which may from time to time, become parties thereto.

            Payments of interest on the Offered Certificates issued by the Class
G-1 Trust will be supported by a financial guaranty insurance policy (the
"POLICY") issued by the Policy Provider to the extent the Primary Liquidity
Facility and the Above-Cap Liquidity Facility for such Offered Certificates and any funds contained in the related cash collateral accounts are not available for that purpose. The Policy will also support the payment of the outstanding balance of the Offered Certificates issued by the Class G-1 Trust on the final legal distribution date for such Offered Certificates and under certain other circumstances described in the Intercreditor Agreement and the Policies. The
Policy will be issued pursuant to an insurance and indemnity agreement dated as of the Issuance Date (the "POLICY PROVIDER AGREEMENT") among the Policy
Provider, the Company, the Trustee for the Class G-1 Trust and the Subordination
Agent.

            The Class B-1 Certificates may only be sold by the Underwriters to persons reasonably believed by the Underwriters to be "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

            As used herein, unless the context otherwise requires, the term
"UNDERWRITERS" shall mean the firms named as Underwriters in Schedule I, and the term "YOU" shall mean Morgan Stanley & Co. Incorporated ("MORGAN STANLEY").

            Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Trust Agreements or the
Intercreditor

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Agreement, as applicable; provided that, as used in this Agreement, the term
"OPERATIVE DOCUMENTS" shall mean the Intercreditor Agreement, the Primary
Liquidity Facility, the Above-Cap Liquidity Facility, the Above-Cap Guarantee,
the Policy, the Policy Provider Agreement, the Indemnification Agreement dated the date hereof (the "INDEMNIFICATION AGREEMENT") among the Company, the Policy
Provider and the Underwriters, the Pass Through Trust Agreements, the Offered
Certificates, the Note Purchase Agreement, the Policy Fee Letter, the Indenture,
the Collateral Maintenance Agreement and the Equipment Notes.

            The Company has filed with the Securities and Exchange Commission
(the "COMMISSION") an automatic registration statement on Form S-3 ASR
(Registration Statement No. 333-135545) relating to certain classes of securities, including pass through certificates (the "SHELF SECURITIES"), to be issued from time to time by the Company and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the
"SECURITIES ACT"). The registration statement as amended to the date of this
Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or
Rule 430B under the Securities Act is hereinafter referred to as the
"REGISTRATION STATEMENT," and the related prospectus dated June 30, 2006 covering the Shelf Securities, in the form in which it was most recently filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Offered Certificates in the form first used to confirm sales of the Offered Certificates (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the "PROSPECTUS," and the term "PRELIMINARY PROSPECTUS" means the
Basic Prospectus as supplemented by the preliminary prospectus supplement dated
November 7, 2006. For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act, "TIME OF SALE
PROSPECTUS" means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto. As used herein, the terms "REGISTRATION STATEMENT," "BASIC PROSPECTUS," "PRELIMINARY PROSPECTUS,"
"TIME OF SALE PROSPECTUS" and "PROSPECTUS" shall include in each case the documents incorporated by reference therein. The terms "SUPPLEMENT,"
"AMENDMENT," and "AMEND" as used herein with respect to the Registration
Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus,
the Preliminary Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the
Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference therein.

            1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective;
      no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The
      Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible

                                        3

      to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale
      Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the
      Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the
      Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the
      Securities Act and the applicable rules and regulations of the Commission thereunder; (v) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Certificates in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the
      Issuance Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the
      Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such
      Underwriter through you expressly for use therein, (B) to that part of the
      Registration Statement that constitutes the Statement of Eligibility of any trustee under the Trust Indenture Act of 1939, as amended (the "TRUST
      INDENTURE ACT"), on Form T-1, or (C) to that part of the Registration
      Statement that constitutes the Policy Provider Information (as defined in the Indemnification Agreement).

                  (c) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities
      Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the
      Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the
      Commission thereunder. Except for the free

                                        4

      writing prospectuses, if any, identified in Schedule IV hereto, and electronic road shows, if any, furnished to you before first use, the
      Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

                  (d) The Company has been duly incorporated, is validly
      existing as a corporation in good standing under the laws of the State of
      Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (e) Each of the Company's subsidiaries has been duly
      incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the
      Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of the
      Company's subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (f) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

                  (g) The consolidated financial statements of the Company
      incorporated by reference in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Time of Sale Prospectus present the information required be stated therein.

                                        5

                  (h) The Operative Documents to which the Company is, or is to be, a party are or will be substantially in the form heretofore supplied to you, and, when duly executed and delivered by the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (B) general principles of equity
      (regardless of whether enforcement is considered in a proceeding in equity or at law). Each Pass Through Trust Agreement as executed is substantially in the form filed as an exhibit to the Registration Statements and has been duly qualified under the Trust Indenture Act. The Offered
      Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the Time of Sale
      Prospectus and the Prospectus.

                  (i) When executed, authenticated, issued and delivered in the manner provided for in the related Pass Through Trust Agreement and sold and paid for as provided in this Agreement, the Offered Certificates will be validly issued and will be entitled to the benefits of the related Pass
      Through Trust Agreement.

                  (j) At the Closing Time, the Indenture will create in favor of the Mortgagee, for the benefit of the Holders and the Indemnitees, a valid and perfected Lien on the Collateral purported to be covered thereby, subject to no equal or prior Lien.

                  (k) The Equipment Notes to be issued under each Indenture, when duly executed and delivered by the Company, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (B)
      general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The holders of the
      Equipment Notes issued under each Indenture will be entitled to the benefits of such Indenture.

                  (l) The execution and delivery by the Company of this
      Agreement and of the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions contemplated by this Agreement, by such Operative Documents, and compliance by the Company with the terms of this Agreement and such
      Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as specified in, or permitted by, the applicable Operative Document) upon any property or assets of the Company under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other material agreement or other instrument to which the Company is a party or by which it may be bound or to which any of its properties may

                                        6

      be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of its properties (other than the securities or Blue
      Sky laws of the various states, as to which the Company makes no representation or warranty), except, in the case of either clause (A) or
      (B) above, for such conflicts, breaches, defaults or Liens that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Offered Certificates and the Equipment Notes,
      the valid authorization, execution, delivery and performance by the
      Company of its obligations under this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this
      Agreement, the Equipment Notes and such Operative Documents, except (i)
      such as are required under the Securities Act, the Exchange Act, the Trust
      Indenture Act and the securities or Blue Sky laws of the various states,
      (ii) filings, recordings, notices or other ministerial actions pursuant to any routine recordings, contractual or regulatory requirements applicable to the Company, (iii) filings or recordings with the Federal Aviation
      Administration (the "FAA") and under the Uniform Commercial Code as in effect in Delaware or other laws in effect in any applicable jurisdiction governing the perfection of security interests in the Collateral, which filings or recordings referred to in this clause (iii) shall have been made or duly presented for filing or recordation on or prior to the
      Closing Time, and (iv) any other filings, recordings, notices or other actions contemplated by the Operative Documents.

                  (m) This Agreement has been executed and delivered by the
      Company; and the Operative Documents to which the Company will be a party will be duly executed and delivered by the Company on or prior to the
      Issuance Date.

                  (n) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the
      Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale
      Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Offered Certificates or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not
      so described; there are no statutes, regulations, contracts

                                        7

      or other documents that are required to be described in the Registration
      Statement or the Prospectus or to be filed as exhibits to the Registration
      Statement that are not described or filed as required.

                  (p) Any preliminary prospectus, including the Preliminary
      Prospectus, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the
      Commission thereunder.

                  (q) Neither the Company nor any Trust is an "investment
      company", within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"); and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, neither of the Trusts will be an "investment company" or an entity "controlled" by an
      "investment company", as defined in the Investment Company Act.

                  (r) The Company (i) is in compliance with any and all
      applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL
      LAWS"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where any such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) Subsequent to the date as of which information is given in the Time of Sale Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in or as contemplated by the Time of Sale Prospectus (including, without limitation, aircraft acquisitions or financing so described in or contemplated by the Time of
      Sale Prospectus); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company's capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in

                                        8

      the capital stock, short-term debt or long-term debt of the Company except in each case as described in or contemplated by the Time of Sale
      Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in or contemplated by the Time of Sale
      Prospectus); and (iv) there has been no prohibition or suspension of the operation of the Company's aircraft, including as a result of action taken by the FAA or the Department of Transportation.

                  (u) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company in each case free and clear of all liens, encumbrances and defects except liens and encumbrances on aircraft, aircraft engines and other aircraft related equipment of the Company and such other liens, encumbrances and defects as are described in or contemplated by the Time of Sale Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company;
      and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in or contemplated by the Time of Sale
      Prospectus.

                  (v) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations
      (collectively "GOVERNMENT LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the
      Department of Transportation, the FAA or the Federal Communications
      Commission necessary to conduct the business now operated by it; (ii) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Governmental Licenses or the failure of such
      Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental
      Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (w) Except as described in or contemplated by the Time of Sale
      Prospectus, no material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                                        9

                  (x) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; the Company has not been refused any insurance coverage sought or applied other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Time of Sale Prospectus.

                  (y) Except as described in or contemplated by the Time of Sale
      Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

                  (z) The Company (i) is an "air carrier" within the meaning of
      49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter
      447 of Title 49 of the United States Code for aircraft capable of carrying
      10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a
      "citizen of the United States" as defined in 49 U.S.C. Section 401102.

                  (aa) Ernst & Young LLP, who reported on the annual
      consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act.

                  (bb) Simat, Helliesen & Eichner, Inc. ("SH&E") is not an
      affiliate of the Company and, to the knowledge of the Company, does not have a substantial interest, direct or indirect, in the Company. To the knowledge of the Company, none of the officers and directors of SH&E is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  (cc) The information provided by the Company to SH&E for use by SH&E in preparation of its report relating to the Collateral dated as of October 24, 2006, taken as a whole with respect to such report, did not contain an untrue statement of material fact or omit to state a material fact necessary to make such information not misleading.

            2. Agreements to Sell and Purchase. Subject to the terms and conditions set forth herein and in Schedule III, and in reliance upon the representations and warranties herein contained, the Company agrees to cause the
Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustees, at a purchase price

                                       10

of 100% of the face amount thereof, the aggregate face amount of Offered
Certificates set forth opposite the name of such Underwriter in Schedule I.

            The Company will pay to Morgan Stanley at the Issuance Date (i) for the accounts of the Underwriters any fee, commission or other compensation that is specified in Schedule III hereto, and (ii) the structuring fee that is specified in Schedule III. Such payment will be made by federal funds wire transfer or other immediately available funds.

            The Company shall cause the Class B Trust to issue and deliver against payment of the purchase price the Class B-1 Certificates to be purchased by the Underwriter hereunder and to be offered and sold by the Underwriter to
QIBs in the form of one or more certificated securities in definitive, fully registered form without interest coupons (the "RESTRICTED DEFINITIVE
SECURITIES") which shall be registered in the name or names designated by the
Underwriter. The Restricted Definitive Security shall include the legend regarding restrictions on transfer set forth under "Description of the
Certificates--Transfer Restrictions for Class B1 Certificates" in the Time of
Sale Prospectus and the Prospectus.

            Delivery of and payment for the Offered Certificates shall be made at the offices of Holland & Knight LLP at 195 Broadway, New York, NY 10007 at
9:00 A.M. on November 14, 2006 or on such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Offered Certificates being herein called the "ISSUANCE DATE"). Delivery of the Offered Certificates issued by each Trust shall be made to your account
(or accounts) at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters by wire transfer of immediately available funds to the account and in the manner designated, prior to the Issuance Date, to the Underwriters by the Company. Upon delivery, the
Offered Certificates shall be registered in the name of Cede & Co. or in such other names and in such denominations as you may request in writing.

            The Company agrees to have one or more global certificates representing the Offered Certificates of each Trust available for inspection and checking by you in New York, New York not later than one full business day prior to the Issuance Date.

            3. Terms of Public Offering. The Company is advised by you that the
Underwriters propose to make a public offering of their respective face amount of the Offered Certificates on the terms to be set forth in the Prospectus, as soon after the Registration Statement and this Agreement become effective as in your judgment is advisable.

            The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the
Company with respect to the offering of the Offered Certificates contemplated hereby (including in connection with determining the terms of the Public
Offering) and not as a financial advisor or a fiduciary to, or an agent of, the
Company or any other person. Additionally, the Underwriters are not advising the
Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the Public Offering or the process leading thereto (irrespective of whether the Underwriters have advised or are advising the Company on other matters). The Underwriters advise that they and their affiliates are engaged in a broad range of

                                       11

securities and financial services and that they and their affiliates may enter into contractual relationships with purchasers or potential purchasers of the
Company's securities, and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any other person with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

            4. Conditions to the Underwriters' Obligations. The obligations of the Company to cause the Trustee to sell the Offered Certificates to the
Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Certificates on the Issuance Date are subject to the following conditions:

                  (a)   Subsequent to the execution and delivery of this
      Agreement and prior to the Issuance Date:

                        (i)     there shall not have occurred any downgrading,
            nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or MBIA Insurance Corporation's
            securities, including the Offered Certificates, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                        (ii)    each of the Operative Documents shall have been
            duly executed and delivered by each of the parties thereto; and

                        (iii)   there shall not have occurred any change, or any
            development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or MBIA
            Insurance Corporation from that set forth in the Prospectus
            (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of Morgan Stanley, on behalf of the Underwriters, is material and adverse and that makes it, in the judgment of Morgan Stanley, on behalf of the
            Underwriters, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

                                       12

                  (b) The Underwriters shall have received on the Issuance Date a certificate, dated the Issuance Date and signed by an executive officer of the Company, to the effect set forth in Subsections 4(a)(i) above and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Issuance Date
      (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date), (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Issuance Date, and (iii) the representations and warranties of the
      Company contained in each of the Operative Documents to which it is a party and executed by the Company on or before the Issuance Date shall be true and correct as of the Issuance Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date). The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) On the Issuance Date, no stop order suspending the
      effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                  (d) On the Issuance Date, you shall have received an opinion of Holland & Knight LLP, special counsel for the Company, dated the
      Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in
      Exhibit A hereto.

                  (e) On the Issuance Date, you shall have received an opinion of James G. Hnat, Senior Vice President & General Counsel of the Company,
      dated the Issuance Date, and in form and substance reasonably satisfactory to you and counsel for the Underwriters substantially to the effect set forth in Exhibit B hereto.

                  (f) On the Issuance Date, you shall have received an opinion of Morris, James, Hitchens & Williams LLP, counsel for Wilmington Trust
      Company, individually and as Trustee, Subordination Agent, Paying Agent,
      and Reference Agent, dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect as set forth in Exhibit C hereto.

                  (g) On the Issuance Date, you shall have received an opinion of Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Primary
      Liquidity Provider, and an opinion of in-house counsel for the Primary
      Liquidity Provider, each dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect as set forth in Exhibits D-1 and D-2 hereto, respectively.

                  (h) On the Issuance Date, you shall have received an opinion of Shearman & Sterling LLP, special counsel for the Above-Cap Liquidity
      Provider, an opinion of in-house counsel for the Above-Cap Liquidity
      Provider and an opinion of in-house counsel for the Liquidity Guarantor, respectively, each dated the Issuance Date, in

                                       13

      form and substance reasonably satisfactory to you and counsel to the
      Underwriters, substantially to the effect set forth in Exhibits E-1, E-2 and E-3 hereto, respectively.

                  (i) On the Issuance Date, you shall have received an opinion of Shearman & Sterling LLP, special counsel for the Above-Cap Liquidity
      Provider, dated the Issuance Date, with respect to certain bankruptcy matters.

                  (j) On the Issuance Date, you shall have received an opinion of Latham & Watkins LLP, special counsel for the Policy Provider, and an opinion of the General Counsel of the Policy Provider, each dated the
      Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in
      Exhibits F-1 and F-2, respectively.

                  (k) On the Issuance Date, you shall have received the opinions of counsel, dated the Issuance Date, required to be delivered in accordance with the provisions of Section 4.1.2(vii)(A) - (E) of the Note
      Purchase Agreement.

                  (l) On the Issuance Date, you shall have received an opinion of Shearman & Sterling LLP, special counsel for the Underwriters, dated the Issuance Date, with respect to the issuance and sale of the Offered
      Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

                  (m) The Underwriters shall have received a letter dated the date of this Agreement, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the
      Prospectus.

                  (n) On the Issuance Date, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of the Issuance Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (l) of this Section 4, except that the specified date referred to shall be a date not more than three business days prior to the Issuance Date, and such letter shall contain statements and information with respect to certain financial information contained in the
      Prospectus.

                  (o) As of the Issuance Date, the representations and
      warranties of the Policy Provider contained in the Indemnification
      Agreement shall be true and correct in all material respects as of the
      Issuance Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and you shall have received a certificate of the
      President or a Vice President of the Policy Provider, dated the Issuance
      Date, to such effect.

                  (p) SH&E shall have furnished to you a letter, addressed to the Company and dated the Issuance Date, confirming that SH&E and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is

                                       14

      not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  (q) At the Issuance Date, each of the Operative Documents
      shall have been duly executed and delivered by each of the parties thereto; and the representations and warranties of the Company contained in each of such executed Operative Documents shall be true and correct as of the Issuance Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date) and the Underwriter shall have received a certificate of the
      President or a Vice President of the Company, dated as of the Issuance
      Date to such effect.

                  (r) The Underwriters shall have received on the Issuance Date such documents as you may reasonably request with respect to the good standing of the Company and its U.S. subsidiaries, the due authorization and issuance of the Offered Certificates and other matters related to the issuance of the Offered Certificates.

                  (s) On the Issuance Date, (i) the Class G-1 Certificates shall be rated "AAA" by Standard & Poor's Ratings Service ("S&P") and "Aaa" by
      Moody's Investors Service, Inc. ("MOODY'S") and (ii) the Class B-1
      Certificates shall be rated not lower than "B+" by S&P and not lower than
      "Ba3" by Moody's.

            5. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each
Underwriter as follows:

                  (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement
      (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day following the date of this Agreement and during the period mentioned in
      Section 5(f) below, as many copies of the Time of Sale Prospectus, the
      Prospectus and any supplements and amendments thereto or to the
      Registration Statement as you may reasonably request.

                  (b) Before amending or supplementing the Registration
      Statement, the Time of Sale Prospectus or the Prospectus with respect to the Offered Certificates, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities
      Act any prospectus required to be filed pursuant to such Rule.

                  (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

                  (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule
      433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

                                       15

                  (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Certificates at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale
      Prospectus conflicts with the information contained in the Registration
      Statement then on file, or if, in the opinion of counsel for the
      Underwriters, it is necessary to amend or supplement the Time of Sale
      Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of
      Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the
      Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale
      Prospectus, as amended or supplemented, will comply with applicable law.

                  (f) If, during such period after the first date of the Public
      Offering of the Offered Certificates, in the reasonable opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus
      (or in lieu thereof the notice referred to in Rule 173(a) under the
      Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered
      Certificates may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities
      Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

                  (g) To endeavor to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request; provided, however, the Company shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

                  (h) To make generally available to the Company's security
      holders and to the Underwriters as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last

                                       16

      fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (i) During the period beginning on the date of this Agreement and continuing to and including the Issuance Date, other than in connection with the resale of its 3 1/2% Convertible Notes due 2033, and the resale of its 3 3/4% Convertible Debentures due 2035, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the
      Company or warrants to purchase debt securities of the Company substantially similar to the Offered Certificates (other than (i) the
      Offered Certificates and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

                  (j) Whether or not the transactions contemplated in this
      Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the
      Offered Certificates under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration
      Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified,
      (ii) all costs and expenses related to the transfer and delivery of the
      Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, (iii) the printing or processing and distribution of this Agreement, the Offered Certificates, the Operative Documents, the
      Underwriters' Questionnaire, any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Certificates under state law and all expenses in connection with the qualification of the
      Offered Certificates for offer and sale under state law as provided in
      Section 5(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses of the Trustees, the Loan Trustees, the Subordination Agent, the Mortgagee, the Primary Liquidity Provider,
      the Above-Cap Liquidity Provider, the Reference Agent, the Paying Agent,
      and the Policy Provider, including the reasonable fees and disbursements of their respective counsel, in connection with the Offered Certificates and the Operative Documents, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered
      Certificates by the National Association of Securities Dealers, Inc., (vi)
      any fees charged by rating agencies for rating the Offered Certificates
      (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (vii) all fees and expenses relating to appraisals of the Collateral, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Offered Certificates, including, without limitation, expenses associated with the production of road show

                                       17

      slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the
      Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and such proportion of the cost of any aircraft chartered in connection with the road show as shall be agreed upon separately by the Company and the Representative (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the Representative and such proportion of the cost of any aircraft chartered in connection with the road show and any ground transportation used by the Representative in connection with the road show as shall be so separately agreed upon), and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The reasonable fees and disbursements of counsel to the Underwriters will be paid as shall be agreed upon separately by the Company and the
      Representative. It is understood, however, that except as provided in this
      Section, Section 7 and the last paragraph of Section 9 below, the
      Underwriters will pay all of their costs and expenses and any advertising expenses connected with any offers they may make.

                  (k) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Offered Certificates have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Offered Certificates to continue without interruption; reference herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

                  (l) To prepare a final term sheet substantially in the for set forth on Schedule IV relating to the offering of the Offered Certificates, containing only information that describes the final terms of the Offered
      Certificates or the offering in a form consented to by you, and to file such final term sheet within the period required by Rule 433(d)(5)(ii)
      under the Securities Act following the date the final terms have been established for the offering of the Offered Certificates.

            6. Covenants of the Underwriters. (a) Each Underwriter severally represents and warrants that it is a QIB within the meaning of Rule 144A under the Securities Act. Each Underwriter severally represents, warrants and agrees with the Company that it has solicited, and will solicit, offers for the Class
B-1 Certificates only from, and has offered and will offer and sell the Class
B-1 Certificates only to persons that it reasonably believes to be QIBs;
provided that, in purchasing the Class B-1 Certificates, such persons are deemed to have represented and agreed as provided in the Time of Sale Prospectus under the caption "Description of the Certificates - Transfer Restrictions for Class
B1 Certificates."

            (b)   Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the
Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the
Company thereunder, but for the action of the Underwriter.

                                       18

            7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any
Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or any amendment thereof, the Preliminary Prospectus, the Time of Sale
Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the
Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission (x) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, (y) in the Policy
Provider Information or (z) in that part of the Registration Statements which shall constitute the Statement of Eligibility of the Trustee under the Trust
Indenture Act on Form T-1.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the
Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the
Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such
Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement or any amendment thereof, the
Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental
investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person
(the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.
In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties

                                       19

and that all such fees and expenses shall be reimbursed as they are incurred.
Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in Section 7(a)
or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Certificates (before deducting expenses)
received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate offering price of the
Offered Certificates. The relative fault of the Company on the one hand and the
Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective face amounts of Offered Certificates they have purchased hereunder, and not joint.

                                       20

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered
Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the
Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the
Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Offered Certificates.

            8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this
Agreement and prior to the Issuance Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New
York Stock Exchange, the American Stock Exchange or The Nasdaq Global Select
Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of
Morgan Stanley, on behalf of the Underwriters, is material and adverse and which singly or together with any other such event specified in this clause (v), makes it, in the reasonable judgment of Morgan Stanley, on behalf of the Underwriters, impracticable to proceed with the offer, sale or delivery of the Offered
Certificates on the terms and in the manner contemplated in the Time of Sale
Prospectus or the Prospectus.

            9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Issuance Date, any one or more of the Underwriters shall fail or refuse to purchase the face amount of Offered Certificates that it has or they have agreed to purchase

                                       21

hereunder on such date, and the aggregate face amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate face amount of all the
Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the face amount of Offered
Certificates set forth opposite their respective names in Schedule I hereto bears to the aggregate face amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the face amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the face amount of
Offered Certificates that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such face amount of Offered Certificates without the written consent of such Underwriter. If, on the Issuance Date, any Underwriter or
Underwriters shall fail or refuse to purchase the face amount of Offered
Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate face amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate face amount of all the
Offered Certificates to be purchased, and arrangements satisfactory to you and the Company for the purchase of such face amount of Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the
Issuance Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale
Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting
Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this
Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this
Agreement or the offering contemplated hereunder.

            10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            12. Entire Agreement. This Agreement, together with any
contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the
Offered Certificates, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Preliminary

                                       22

Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Certificates.

            13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            14. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley & Co. Incorporated, 1585 Broadway, New
York, NY 10036, Attention: Equipment Finance Group; facsimile number (212)
761-1781; and if to the Company shall be delivered, mailed or sent to it at
118-29 Queens Boulevard, Forest Hills, New York, NY 11375-1600; Attention: Vice
President - Corporate Finance and Treasurer; facsimile number (718) 709-3639, with a copy (at the same Company address) to the Office of the General Counsel;
facsimile number (718) 709-3631.

                                       23

Very truly yours,

                                JETBLUE AIRWAYS CORPORATION

                                By:     /s/ Mark Powers
                                    ------------------------------
                                Name:   Mark Powers
                                Title:  Vice President Corporate Finance
                                         and Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

Acting on its own behalf
      and on behalf of the
      several Underwriters named
      in Schedule I hereto.

By: MORGAN STANLEY & CO. INCORPORATED

By: /s/ Patrick Kaufer
       Name:   Patrick Kaufer
       Title:  Managing Director

                                       24

                                                                      SCHEDULE I

--------------------------------------------------------------------------------
                                              FACE AMOUNT         FACE AMOUNT
                                              OF CLASS G-1        OF CLASS B-1
                       UNDERWRITER            CERTIFICATES        CERTIFICATES
--------------------------------------------------------------------------------

Morgan Stanley & Co. Incorporated             $ 66,716,000        $ 44,477,000

Greenwich Capital Markets, Inc.                  7,412,000           4,941,000

Total                                         $ 74,128,000        $ 49,418,000
                                              ------------        ------------
--------------------------------------------------------------------------------

                                       25

                                                                     SCHEDULE II

                            Pass Through Certificates

 Pass Through                                                   Final Expected
 Certificate        Face               Interest                   Distribution
 Designation       Amount                Rate                         Date
-------------   ------------           --------                 ---------------
Class G-1       $ 74,128,000  USD Three-Month LIBOR plus 0.230% January 2, 2014
Class B-1       $ 49,418,000  USD Three-Month LIBOR plus 2.875% January 2, 2014

                                                                    SCHEDULE III

Underwriting fees, discounts, commissions or other compensation to Morgan
Stanley:

      (i)  for the account of the Underwriters             $  2,285,601.00
      (ii) for the structuring fee                         $    247,092.00

                                                                     SCHEDULE IV

                                                  ISSUER FREE WRITING PROSPECTUS
                                                   FILED PURSUANT TO RULE 433(D)
                                                     REGISTRATION NO. 333-135545
                                                                NOVEMBER 7, 2006

                     JETBLUE AIRWAYS CORPORATION ("JETBLUE")
                              (NASDAQ SYMBOL: JBLU)

--------------------------------------------------------------------------------------------------------------

SECURITIES:              JetBlue Airways (Spare Parts) G-1 Pass   JetBlue Airways (Spare Parts) B-1 Pass
                         Through Certificates  (the "Class G-1    Through Certificates ("Class B-1
                         Certificates")                           Certificates" and, together with the Class
                                                                  G-1 Certificates, the "Certificates")
--------------------------------------------------------------------------------------------------------------
PUBLIC OFFERING
PRICE:                   100%                                     100%
--------------------------------------------------------------------------------------------------------------
AMOUNT:                  $74,128,000                              $49,418,000
--------------------------------------------------------------------------------------------------------------
CUSIP:                   47714T AA 2                              47714U AA 9
--------------------------------------------------------------------------------------------------------------
ISIN:                    US47714TAA25                             US47714UAA97
--------------------------------------------------------------------------------------------------------------
COUPON:                  USD 3-month LIBOR + 0.23%                USD 3-month LIBOR + 2.875%
--------------------------------------------------------------------------------------------------------------

MAXIMUM INTEREST RATE
FOR CLASS G-1
CERTIFICATES:           Interest rate for the Class G-1 Certificates is subject
                        to a maximum rate equal to the Capped Interest Rate for
                        any interest period commencing on any regular
                        distribution date if a payment default by JetBlue exists
                        on such regular distribution date and continues
                        throughout such interest period

CAPPED INTEREST RATE
FOR CLASS G-1
CERTIFICATES:           Capped LIBOR (10% per annum) plus 0.23% per annum

CALCULATION OF
AMOUNTS AVAILABLE
UNDER PRIMARY
LIQUIDITY FACILITY:     The amount available under the Primary Liquidity
                        Facility for the payment of accrued interest on the
                        Class G-1 Certificates has been calculated utilizing the
                        Capped Interest Rate

AMOUNT AVAILABLE
UNDER PRIMARY
LIQUIDITY FACILITY AT
JANUARY 2, 2007:        $ 15,398,301

OPTIONAL
REDEMPTION:             JetBlue may elect to redeem all or (so long as no
                        Payment Default has occurred and is continuing) a
                        portion of the Equipment Notes of any Series at any time
                        prior to maturity, except that no Equipment Notes may be
                        redeemed by JetBlue prior to the third anniversary of
                        the original issuance date of the Certificates (other
                        than in connection with a redemption to satisfy the
                        maximum Collateral Ratio requirements or the minimum
                        Rotable Ratio requirement, or to the extent required as
                        a result of certain reductions in JetBlue's aircraft
                        fleet). The redemption price in such case will be the
                        principal amount of the Equipment Notes to be redeemed,
                        together with accrued and unpaid interest and LIBOR
                        break amount, if any.

                        In addition, in the case of an optional redemption of
                        the Series B-1 Equipment Notes that relate to the Class
                        B-1 Certificates on or after the third anniversary and
                        prior to the fifth anniversary of the original issuance
                        date of the Class B-1 Certificates (except in connection
                        with a redemption to satisfy the maximum Collateral
                        Ratio requirements, or to the extent

                        required as a result of certain reductions in JetBlue's
                        aircraft fleet), the redemption price will include a
                        Premium equal to the following percentage of the
                        principal amount redeemed:

                             IF REDEEMED DURING THE
                        YEAR PRIOR TO THE ANNIVERSARY OF
                             THE ORIGINAL ISSUANCE               SERIES B-1
                              DATE INDICATED BELOW                 PREMIUM
                        --------------------------------         -----------
                                      4th                           4.0%
                                      5th                           2.0%

                        In the case of an optional redemption of Equipment Notes
                        that relate to the Certificates prior to the fifth
                        anniversary of the original issuance date of the
                        Certificates required as a result of certain reductions
                        in JetBlue's aircraft fleet, the redemption price will
                        include a Premium equal to the following percentage of
                        the principal amount redeemed:

                         IF REDEEMED DURING THE YEAR
                         PRIOR TO THE ANNIVERSARY OF
                         THE ORIGINAL ISSUANCE DATE     SERIES G-1    SERIES B-1
                               INDICATED BELOW           PREMIUM       PREMIUM
                         ---------------------------    ----------    ----------
                                     1st                   1.0%         4.0%
                                     2nd                   1.0%         4.0%
                                     3rd                   1.0%         4.0%
                                     4th                   None         4.0%
                                     5th                   None         2.0%

UNDERWRITING
COMMISSION AND
OTHER
COMPENSATION:           Underwriters Compensation: $2,285,601 Structuring Fee
                        Payable to Morgan Stanley & Co. Incorporated: $247,092

DATE OF
UNDERWRITING
AGREEMENT:              Dated November 7, 2006

USE OF PROCEEDS:        The proceeds will be used to fund working capital and
                        capital expenditures

SETTLEMENT:             November 14, 2006 (T + 5) closing date, the 5th business
                        day following the date hereof

PRELIMINARY
PROSPECTUS
SUPPLEMENT:             JetBlue has prepared and filed with the SEC a
                        Preliminary Prospectus Supplement, dated November 7,
                        2006, which includes additional information regarding
                        the Certificates

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU
SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS
THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER
AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY
DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF
YOU REQUEST IT BY CALLING MORGAN STANLEY TOLL-FREE 1-866-718-1649.